Exhibit 10.5

                              CONSULTING AGREEMENT

     This Agreement dated ____________ is made by and between _________________, whose address is _______________________________, referred to as "CONSULTANT", and Millenium Holding Group, Inc., a Nevada Corporation, whose address is 12 Winding Road, Henderson, NV 89052, referred to as the "COMPANY".

1. CONSULTATION SERVICES. The Company hereby engaged the Consultant to perform services in accordance with the terms and conditions as set forth in this
     Agreement: The Consultant has and will continue to consult with the Company concerning matters relating to __________________________________________
     and all other facets of operations deemed necessary by the Company as requested from time to time during this Agreement. The Consultant reports directly to the CEO, Richard Ham.

2. TERMS OF AGREEMENT. This Agreement is for the period of ______________ to __________. Either party may cancel this Agreement on ten (10) days notice to the other party in writing, by certified mail or personal delivery.

3. PLACE WHERE SERVICES RENDERED. The Consultant has and will perform most services in accordance with this contract at _____________________________.

4. PAYMENT TO CONSULTANT. The Consultant will be paid ________ shares of restricted stock of the Company (OTCBB: MNHG) with piggyback registration rights. The Consultant has and will submit activity reports to Richard Ham, Company CEO, and the Company will pay _________ shares to the Consultant by the end of the term of the Agreement. This is payment in full of all work the Consultant has done prior to this Agreement, if any, up to the end of the term of this Agreement. The value of these shares will be deemed to be the strike price as of the close of business on _______________, which was $_____or a total contract value of $_________________.

5. INDEPENDENT CONTRACTOR. Both the Company and the Consultant agree that the Consultant has and will continue to act as an independent contractor in the performance of its duties under this contract. Accordingly, the Consultant is responsible for payment of all taxes including: Federal, State and local taxes arising out of the Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

6. CONFIDENTIAL INFORMATION. The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations in accordance with this contract, which concerns the personal, financial, proprietary information or confidential material or other affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations without consent of the Company.
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7.   SIGNATURES. Both the Company and the Consultant agree to the above contract.


COMPANY                                     WITNESSED BY:


Richard Ham, CEO/President


CONSULTANT                                  WITNESSED BY: